Exhibit 99.(g)(1)(xvi)

EIGHTEENTH AMENDMENT AGREEMENT

Amending the terms of a Custody Agreement

This Eighteenth Amendment Agreement (“Amendment Agreement”), made as of October 10, 2025 (“Effective Date”), is made by and between Baillie Gifford Funds (“BGF”), a Massachusetts business trust, Baillie Gifford Institutional Trust (“BGIT”), a Massachusetts business trust, (each a “Trust”), on behalf of each of their respective series listed on Schedule II hereto (each, a “Fund”; collectively, the “Funds”; and if a Trust does not have any Funds, the Trust being the entity serviced as the “Fund”), and The Bank of New York Mellon (“BNY”).

WITNESSETH:

BGF (acting on behalf of certain series of BGF) and BNY entered into a Custody Agreement on September 29, 2000, as amended to date, pursuant to which BGF appointed BNY as custodian (the “Custody Agreement”).

The parties now wish to amend the Custody Agreement to reflect the removal of one Fund of BGF, namely Baillie Gifford International Smaller Companies Fund and the addition of BGIT, organized and existing under the law of Massachusetts, (acting on behalf of its respective Funds) as a party to the Custody Agreement.

By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Custody Agreement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Custody Agreement as follows:

1.	Parties to the Agreement

As of the Effective Date, BGIT is hereby added as a party to the Custody Agreement as another "Trust." The Custody Agreement is to be read so that each reference to the “Trust” refers to each of BGF and BGIT, separately and not jointly. To the extent that BGIT does not contain any Funds, the Trust is the party receiving the Services as the Fund. The Custody Agreement shall be deemed amended to include BGIT and each of its series named on the signature page to this Amendment Agreement (each of which shall be deemed to be a "Fund" as defined in the Custody Agreement).

2.	Separate Agreement. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Custody Agreement, the parties each hereby acknowledge and agree that use of this Amendment Agreement, which contemplates that both BGF and BGIT have appointed BNY as custodian pursuant to a single Custody Agreement, is for ease of administration only, and it is hereby acknowledged and agreed that by executing this Amendment Agreement BNY shall have entered into and executed a separate Custody Agreement with BGIT containing terms and provisions identical to those contained in the Custody Agreement to which BGF is a party. Furthermore, the Custody Agreement between BNY and each Trust shall constitute a separate and discrete agreement between each Trust and BNY as if set out in a separate writing executed by BNY and each Trust alone. For the avoidance of doubt, termination of the Custody Agreement by or with respect to one Trust shall have no effect on the continuance of the Custody Agreement with respect to the other Trust.

3.	Schedule II

Schedule II shall be deleted in its entirety and replaced with the Schedule annexed hereto.

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4.	Signatures; Counterparts. The parties expressly agree that this Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment Agreement, by a manual signature on a copy of Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment Agreement or of executed signature pages to counterparts of this Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment Agreement by Electronic Signature, affirms authorization to execute this Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment Agreement and an agreement with its terms.

[signature page to follow]

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BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford China Equities Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Emerging Markets ex China Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford Long Term Global Growth Fund and Baillie Gifford U.S. Equity Growth Fund.

/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird Authority: President

BAILLIE GIFFORD INSTITUTIONAL TRUST, in its own capacity and on behalf of Baillie Gifford Institutional Long Term Global Growth Fund

/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird Authority: President

THE BANK OF NEW YORK MELLON
/s/ Allison M. Gardner
Name: Allison M. Gardner
Authority: Senior Vice President October 23, 2025

[Signature Page to Eighteenth Amendment to Custody Agreement]

Schedule II

(Dated October 10, 2025)

BAILLIE GIFFORD FUNDS

Series

1 -	Baillie Gifford China Equities Fund
2 -	Baillie Gifford Developed EAFE All Cap Fund
3 -	Baillie Gifford EAFE Plus All Cap Fund
4 -	Baillie Gifford Emerging Markets Equities Fund
5 -	Baillie Gifford Emerging Markets ex China Fund
6 -	Baillie Gifford Global Alpha Equities Fund
7 -	Baillie Gifford International All Cap Fund
8 -	Baillie Gifford International Alpha Fund
9 -	Baillie Gifford International Concentrated Growth Equities Fund
10 -	Baillie Gifford International Growth Fund
11 -	Baillie Gifford Long Term Global Growth Fund
12 -	Baillie Gifford U.S. Equity Growth Fund

BAILLIE GIFFORD INSTITUTIONAL TRUST

Series

1.	Baillie Gifford Institutional Long Term Global Growth Fund